Exhibit 10.7

SETTLEMENT AGREEMENT
THIS SETTLEMENT AGREEMENT (“Agreement”) is made and entered into effective as of June 24, 2016 (the “Effective Date”), by and among Denbury Onshore, LLC (“Denbury Onshore”), Denbury Resources Inc. (“DRI” and, collectively with Denbury Onshore, “Denbury”), NGS Sub Corp. (“NGS”), Tertiaire Resources Company (“TRC”), and Evolution Petroleum Corporation (“EPM” and, collectively with NGS and TRC, “Evolution”) (Denbury and Evolution collectively are referred to as the “Parties” or, individually, as a “Party”).
RECITALS:
On or about May 8, 2006, NGS and Denbury Onshore entered into a Purchase and Sale Agreement that set forth an agreement for Denbury Onshore to acquire certain Working Interests (“WI”) with certain Net Revenue Interests (“NRI”) in the unitized Holt-Bryant intervals (the “Holt-Bryant Intervals”) in the Delhi Unit located in Richland, Franklin and Madison Parishes, Louisiana (the “Unit”) from NGS. NGS and Denbury Onshore subsequently entered into two bifurcated Purchase and Sale Agreements (collectively, the “PSA”) setting forth the details of the transaction, including certain rights and obligations of NGS and Denbury Onshore that would survive the closing of the transaction. NGS and Denbury Onshore closed on the PSA on or about June 12, 2006. The actual transfer of interests between NGS and Denbury Onshore was covered by a Conveyance, Assignment, and Bill of Sale (“Conveyance”). To the extent any agreement herein addresses a provision in one of the PSA or the Conveyance, but relates to a right or obligation in both the PSA and the Conveyance, this Agreement shall apply to both contracts.
Also on or about June 12, 2006, NGS and Denbury Onshore entered into a Unit Operating Agreement (the “2006 UOA”) governing rights and duties of the Parties concerning the operation of the Unit. As part of the 2006 UOA, the parties agreed that, as between NGS and Denbury Onshore, the 1984 COPAS accounting standards would govern the accounting of Unit operations. As recognized in the 2006 UOA, a separate 1952 Unit Operating Agreement governs the Unit as approved by the Louisiana Department of Natural Resources Office of Conservation (the “1952 UOA”).
From and after June 1, 2006 or about that date, Denbury Onshore has been the operator of the Unit.
Certain disputes have arisen between the Parties concerning (i) the Parties’ performance under the PSA and Conveyance, (ii) the Parties’ performance under the 2006 UOA, (iii) Denbury Onshore’s operation of the Unit, and (iv) certain other issues. The Parties have brought claims against each other in a lawsuit styled NGS et al v. Denbury Onshore et al, Cause No. 2013-74863 in the 133rd Judicial District Court of Harris County, Texas (the “Lawsuit”).

Without admitting any wrongdoing, fault, or liability of any kind, the Parties desire to resolve the Lawsuit and any and all claims they have or may have against each other, and further desire to clarify certain aspects of their ongoing relationship, on the terms and conditions set out below.
AGREEMENTS:
NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, and subject to the terms and conditions hereof, the Parties, intending to be legally bound, agree as follows:
1.Payment by Denbury. On or before the fourth business day after the Effective Date, Denbury will pay to EPM the sum of Twenty-Seven Million Five Hundred Thousand dollars ($27,500,000.00), by wire transfer to:
Wells Fargo Bank
1000 Louisiana St., 7th Floor
Houston, Texas 77002
Routing No. [intentionally omitted]
Account No. [intentionally omitted]
2.    Assignment of Interests by Denbury. Within three business days following the Effective Date, (a) Denbury Onshore will assign to TRC, effective as of July 1, 2016, 25% of all interests assigned to Denbury Onshore and its affiliates in the Mengel interval of the Unit (the “Mengel Interval”) by executing an Assignment in substantially the form attached hereto as Exhibit A, and (b) the parties will amend the 2006 UOA to govern all depths in the Unit, including the Mengel Interval, by executing an Amendment in substantially the form attached hereto as Exhibit B. Except as explicitly agreed herein, the Parties’ rights and obligations in the Mengel Interval shall be governed by the 2006 UOA, as amended. Evolution agrees that the entity that owns the working interest in the Holt-Bryant Intervals shall be the same entity to own the working interest transferred by this paragraph in the Mengel Interval. Evolution further agrees that it will not separate these working interests by transferring either interest to another entity independently of the other interest without the prior written consent of Denbury. Nothing herein shall prevent Evolution from simultaneously transferring both of such interests to another single entity, so long as such transfer is otherwise permissible under, and made in accordance with and subject to, the terms of the 2006 UOA, the PSA and the Conveyance.
3.    Adjustment of Interests in the Holt-Bryant Intervals. Evolution acknowledges and agrees that, as a result of the settlement and compromise reflected in this Agreement, Denbury Onshore shall be entitled to adjust the interests in the Holt-Bryant Intervals credited on Denbury Onshore’s ownership decks to Evolution and Denbury Onshore, respectively, effective as of July 1, 2016. This adjustment will result in Denbury Onshore increasing the NRI in the Holt-Bryant

Intervals credited to Denbury Onshore by inclusion of a 0.222595% overriding royalty interest in the Holt-Bryant Intervals to Denbury Onshore and decreasing the overriding royalty interest in the Holt-Bryant Intervals subject to that certain Act of Sale and Assignment executed on January 31, 2006, but effective as of December 1, 2005, by and between James H. Jones and Kristi S. Jones, as Vendors and NGS Sub Corp., as Vendee (the “Jones ORRI”) credited to EPM by the same amount. Specifically, the Jones ORRI is to be reduced from 4.811195% to 4.5886%. Without limiting the generality of the releases contained in this Agreement, Denbury specifically releases, discharges, and dismisses with prejudice its claims relating to the working and/or net revenue interests in the Holt-Bryant Intervals conveyed by NGS to Denbury Onshore under the PSA and/or Conveyance (the “NRI Dispute”).
4.    Resulting Ownership in the Unit. Following the assignment set forth in paragraph 2 of this Agreement and the adjustment set forth in paragraph 3 of this Agreement, Evolutions’ interests in the Holt-Bryant Intervals and the Mengel Interval that were affected, conveyed, or retained pursuant to the PSA, Conveyance, and/or this Agreement shall be as follows:
a.    Post-Agreement Ownership Interests in the Holt-Bryant Intervals:
Denbury Onshore:    NRI increased by 0.222595% (.00222595)
TRC:    Working Interest    23.8879375%
TRC:    Net Revenue Interest     19.0361517%
EPM:    Royalty Interests    0.4979160%
EPM:    Jones ORRI    4.5886000%
EPM:    Other ORRI    2.0960900%

b.    Post-Agreement Ownership Interests in the Mengel Interval:
Denbury Onshore:    Working Interest    71.8283420%
Net Revenue Interest     51.5023620%
TRC:    Working Interest    23.9427800%
Net Revenue Interest     17.1674540%
By stating these percentages above, the Parties are making no warranties of title and no guarantees except as are explicitly made elsewhere in this Agreement or as made in prior conveyances. The Parties further agree that, if Denbury Onshore, in its reasonable judgment as a prudent operator, ever recognizes any working interest owner(s) or revenue interest owner(s) in either the Holt-Bryant

Intervals or the Mengel Interval unaccounted for in the ownership figures given in this paragraph 4 of this Agreement, then Denbury Onshore’s and Evolution’s interests shall be proportionately reduced such that both Denbury Onshore and Evolution (or the successors or assigns of these parties) proportionately share the burden of the reduction in ownership caused by the recognition of the previously unrecognized interests.
5.    Agreements about CO2 Pipelines.
a.    The Parties agree that Denbury Gulf Coast Pipelines, LLC owns all of the CO2 pipelines upstream of the Delhi Holt Bryant Unit CO2 purchase meter, including the trunk pipeline and the lateral pipeline to the meter which is located upstream of the CO2 recycle plant (collectively the “Upstream Pipelines”).
b.    The Amendment to the 2006 UOA attached hereto as Exhibit B contains provisions under which Evolution will pay Denbury Onshore transportation fees for CO2 transported through the Upstream Pipelines to the Delhi Holt-Bryant Unit, which provisions are an integral part of this Agreement. Evolution acknowledges that, as a result of the settlement and compromise reflected in this Agreement, the transportation fees described and set forth in the 2006 UOA, as amended, may be below market rates.
c.    The Parties agree that, as of the Effective Date, the working interest owners in the Unit own all CO2 piping downstream of the Delhi Holt Bryant Unit CO2 purchase meter to the CO2 recycling plant and all Unit CO2 infrastructure piping, including piping to the Unit test sites, and to and from the Unit’s CO2 recycle plant (collectively, the “Downstream Pipelines”). The Parties agree that, as of the Effective Date, notwithstanding Evolution’s prior interpretation of Article 1.9(d)(3) of the PSA and Article II(d)(iii) of the Conveyance, the cost of operating and maintaining the Downstream Pipelines shall be proportionately borne by the working interest owners in accordance with their working interest ownership in the Holt-Bryant Intervals and pursuant to the 2006 UOA, as amended. Without limiting the generality of the releases contained in this Agreement, Evolution specifically releases, discharges, and dismisses with prejudice its pending legal and audit claims concerning costs incurred to operate and/or maintain the Downstream Pipelines, including, but not limited to, any and all pending complaints by Evolution concerning either (1) Denbury’s treatment of costs related to the Unit’s “CO2 Flowlines” or (2) Denbury’s treatment of the Unit’s “CO2 Plant Electric” costs. Evolution agrees to accept all past charges to the joint account for these and any other costs to operate and/or maintain the Downstream Pipelines.
6.    Plugging and Abandoning Costs. The Parties agree that, notwithstanding Evolution’s prior interpretation of the PSA and Conveyance, all costs incurred to plug and/or abandon any wells within the Unit Area (as that term is defined in the 2006 UOA) will be proportionately borne by the Unit’s working interest owners and pursuant to the 2006 UOA, as amended. Without limiting the generality of the releases contained in this Agreement, Evolution specifically releases, discharges, and dismisses with prejudice its pending legal and audit claims concerning costs incurred to plug and/or abandon any wells within the Unit Area.

    7.    CO2 Recycling Facility.
a.    The Parties agree that following Reversion TRC owns an interest in the CO2 Recycling Facility, including all related real property (the “Facility”), equal to its working interest percentage in the Holt-Bryant Intervals. As of July 1, 2016, such ownership shall be equal to the working interest percentage of TRC in the Holt-Bryant Intervals as stated in paragraph 4 of this Agreement, and as may be adjusted from time to time as provided in paragraph 4 of this Agreement. Without limiting the generality of the releases contained in this Agreement, Denbury specifically releases, discharges, and dismisses with prejudice its claims relating to the costs of the Facility and the Facility Usage Fee, as defined in Denbury’s Second Amended Answer and Counterclaims.
b.    Except for costs incurred prior to Reversion, TRC will pay its proportionate working interest share of all operating and capital costs attributable to the Facility in proportion to its working interest percentage in the Holt-Bryant Intervals. TRC specifically disclaims its rights to any beneficial interest in the Facility Usage Fee attributable to other working interest owners in the Unit.
8.    Area of Mutual Interest. The Parties agree that the provision in the PSA providing for an area of mutual interest is no longer binding on the Parties. Without limiting the generality of the releases contained in this Agreement, Evolution releases, discharges, and dismisses with prejudice its claims related to the area of mutual interest in the PSA (the “AMI Dispute”).
9.    Preferential Right. The Parties agree that Article 19.1 in the PSA and Article VI of the Conveyance are still binding and valid. However, Denbury hereby definitively consents to and ratifies the assignment of EPM’s working interest (reversionary or otherwise) in the Unit to TRC that was effected by that certain Act of Assignment by and between EPM, as Assignor, and TRC, as Assignee, effective May 16, 2008 and recorded at File No. 342603, Conveyance Book 469, in the Records of Richland Parish, Louisiana and in the Records of Franklin and Madison Parishes, Louisiana. Without limiting the generality of the releases contained in this Agreement, Denbury specifically releases, discharges, and dismisses with prejudice its claims that any transfers made prior to the Effective Date of this Agreement by any of EPM, TRC, or NGS violated Article 19.1 of the PSA and/or Article VI of the Conveyance (the “Pref Right Dispute”).
10.    Timing of Payout. The Parties agree that Payout, as that term is defined in the PSA and Conveyance, occurred during October 2014 and that TRC reverted to its proportionate share of the working interest effective November 1, 2014 (the “Reversion”) as set forth in that certain Conveyance and Assignment, dated December 31, 2014. Without limiting the generality of the releases contained in this Agreement, the Parties release, discharge and dismiss with prejudice any and all claims and counterclaims relating to the timing of Payout or Reversion, including any and all disputes related to costs charged to the Payout account prior to Reversion. No Party retains any claim for damages related to the timing, nature, or terms of Payout or the Reversion.
11.    Audit Exceptions. The Parties intend for this Agreement to resolve any and all exceptions, claims, or disputes in connection with Evolution’s right to audit the Payout account pursuant to Section 1.9(d)(6) of the PSA or the joint account pursuant to Section 5.3 of the 2006 UOA for the period through and including March 31, 2015 (the period of the most recently completed audit) (the “Audits”). Any and all exceptions that Evolution has made or could have made in the Audits are hereby resolved and waived, including, but not limited to, exceptions regarding:
a.    a fee for the Delhi CO2 facility, raised in exception no. 1 in the 2008-2010 audit, exception no. 1 in the 2010-2011 audit, exception no. 1 in the 2011-2012 audit, exception no. 1 in the 2013-2014 audit, exception no. 17 in the 2014-2015 audit, all JADE lines referenced or incorporated into those exceptions, and any related exceptions from any of the Audits (the “Facility Usage Fee”);
b.    the cost of plugging and abandoning wells, raised in exception no. 12 in the 2006-2008 audit, exception no. 11 in the 2008-2010 audit, exception no. 37 in the 2011-2012 audit, exception no. 21 in the 2013-2014 audit, exception no. 15 in the 2014-2015 audit, all JADE lines referenced or incorporated into those exceptions, and any related exceptions from any of the Audits (“P&A Costs”);
c.    the cost of remediation, clean-up, and restoration, raised in exception no. 22 in the 2013-2014 audit, exception no. 14 in the 2014-2015 audit, preliminary exception no. 2 in the 2015-2016 audit, all JADE lines referenced or incorporated into those exceptions, and any similar exceptions from any of the Audits, whether or not such exceptions are specifically related to the June 2013 Environmental Incident (the “Environmental Remediation Costs”);
d.    the cost of operating and maintaining CO2 flowlines, raised in exception nos. 26 and 35 in the 2011-2012 audit, exception no. 20 in the 2013-2014 audit, exception no. 16 in the 2014-2015 audit, all JADE lines referenced or incorporated into those exceptions, and any related exceptions from any of the Audits (the “Flowlines Costs”); and
e.    the cost of electricity used on the Delhi CO2 facility, raised in exception no. 17 in the 2014-2015 Audit, all JADE lines referenced or incorporated into that exception, and any related exceptions from any of the Audits (the “Electricity Costs”).
Evolution agrees not to make an exception to the Facility Usage Fee, P&A Costs, the Environmental Remediation Costs, the Flowlines Costs, or the Electricity Costs in the audit that is currently underway for the period from April 2015 through March 2016, or in any future audit, absent manifest error in the relevant calculations.
12.    Post Reversion Indemnity Obligations. Evolution agrees that it has no further claims against Denbury related to claims or costs arising from the incident at the Unit that occurred on or about June 13, 2013 (the “June 2013 Environmental Incident”) and that have been disclosed to Evolution or of which Evolution is aware, and that Denbury has no further obligation to Evolution for such claims or costs. Notwithstanding anything herein to the contrary, the Parties agree that for any other costs or claims which are asserted or arise subsequent to the Effective Date of this Agreement and which relate to events that occurred prior to Reversion, including the June 2013 Environmental Incident, the rights and obligations set forth in Article 17 of the PSA and Articles II, IV and V of the Conveyance shall continue to apply.
13.    Insurance Proceeds. Evolution waives and releases any claim to any insurance proceeds that Denbury may receive related to claims made before the Effective Date concerning the June 2013 Environmental Incident. Evolution agrees that Denbury may keep any such proceeds in their entirety. Evolution shall have no right to obtain any portion of such proceeds by reason of its proportionate working interest ownership in the Unit. Notwithstanding anything to the contrary, nothing contained herein shall affect Evolution’s rights to obtain insurance proceeds received after the Effective Date that do not relate to the June 2013 Environmental Incident.
14.    Geological, Geophysical, and Technical Information.
a.    To the extent it is legally permitted to do so, Denbury will make certain geological, geophysical and technical information concerning the Unit that is in existence as of the Effective Date accessible to TRC on a workstation at the headquarters of DRI. The information made available to TRC pursuant to this subparagraph (the “Existing Data”) shall be limited to raw geological, geophysical, and technical data and shall not include any analysis, interpretation, or other derivative Denbury work product derived from or based upon such data. TRC’s access to the Existing Data shall be limited to (i) normal working hours of Denbury Onshore, (ii) 150 combined hours per year at a workstation at the headquarters of DRI, and (iii) a single, contiguous four-week period per year. TRC agrees to hold the Existing Data strictly confidential. TRC agrees that it will not, directly or indirectly, disclose the Existing Data to anyone, except as required by applicable law or a court of competent jurisdiction, or to TRC’s outside reserves engineer (who shall also agree to keep such data confidential) for purposes of compiling TRC’s annual reserves report. Denbury makes no warranty or representation, express or implied, with respect to the accuracy, completeness, or materiality of the Existing Data, except that Denbury will not knowingly provide inaccurate data to TRC. The Existing Data shall be made available to TRC as a convenience only and any reliance on or use of same is at TRC’s sole risk. TRC will indemnify Denbury against any and all claims, demands, losses, damages, causes of action, or judgments of any kind or character arising out of TRC’s use of the Existing Data. Notwithstanding anything in paragraph 23 (or any other paragraph or section) of this Agreement, TRC’s rights under this paragraph of this Agreement shall be strictly non-transferable and non-assignable and shall not inure to the benefit of TRC’s successors, heirs, or assigns. Denbury further agrees that it will not raise an objection if TRC uses an independent reservoir engineer to review or prepare its reserves estimates that is also used by Denbury for this same purpose.
b.    In its capacity as a working interest owner, TRC shall be given the opportunity to participate, proportionate to its working interest ownership in the Unit, in the cost of acquiring geological, geophysical and technical information concerning the Unit not in existence as of the Effective Date. To the extent TRC elects to participate in such costs, and solely to such extent, Denbury will provide TRC with copies of such geological, geophysical and technical information concerning the Unit for purposes of TRC’s annual reserves report and other analysis.
1.5    Confidentiality; Prior Approval of Press Releases. Denbury will not (i) make any statement to the public concerning this Agreement or settlement or dismissal of the Lawsuit or (ii) issue any press release concerning same, without first obtaining express written approval of the statement or press release from Evolution. Likewise, Evolution will not (i) make any statement to the public concerning this Agreement or settlement or dismissal of the Lawsuit or (ii) issue any press release concerning same, without first obtaining express written approval of the statement or press release from Denbury. Such approvals will not be unreasonably withheld and neither Party shall be restricted from providing timely disclosures to the public as required by federal and state securities laws and any other applicable rules and regulations. The Parties agree that certain information contained in this Agreement is confidential, and further agree to take reasonable steps to avoid disclosure or dissemination of the complete text of this Agreement to third parties (excluding the Parties’ respective officers, employees, directors, attorneys, accountants and tax or financial advisors), except for summary disclosure of relevant provisions as deemed necessary or advisable for public reporting purposes, subject in all respects to the foregoing provisions of this paragraph 15.
16.    Dismissal of the Lawsuit. The Parties agree to take all necessary and appropriate efforts to dismiss the Lawsuit with prejudice, including by filing the Joint Agreed Motion to Dismiss and Order of Dismissal with Prejudice in the forms attached hereto as Exhibit C and Exhibit D, respectively.
17.    Release by Denbury.
a.    Denbury releases and discharges Evolution, together with all of Evolution’s past, present and future direct and indirect parents, owners, subsidiaries, affiliates, divisions, and related entities, and any of those entities’ past, present and future employees, officers, directors, shareholders, fiduciaries, agents, insurance carriers, predecessors, successors, assigns, executors, administrators, and legal representatives (collectively, the “Released Evolution Parties”) from any and all claims, causes of action, complaints, liabilities, and theories of recovery of whatever nature, against any of the Released Evolution Parties, whether known or unknown, whether recognized by the law or equity of any jurisdiction, and whether for direct, consequential, or special damages, losses, costs, expenses, specific performance, or equitable relief arising from and relating to the pending disputes concerning the Facility Usage Fee, P&A Costs, the June 2013 Environmental Incident, Environmental Remediation Costs, Flowline Costs, Electricity Costs, the NR1 Dispute, the AMI Dispute and/or the Pref Right Dispute, as defined above, and any other matter whatsoever to the extent that it is based on acts or omissions that have occurred prior to the Effective Date (collectively, “Claims Released by Denbury”), except as set forth in paragraph 17(c) below.
b.    Denbury agrees not to bring, join, or accept relief from any lawsuit in which Denbury asserts any of the Claims Released by Denbury against any of the Released Evolution Parties in any court or other forum, except that Denbury may file suit solely as necessary to protect its rights under this Agreement.
c.    Exclusions from the Release. Notwithstanding paragraph 17(a) above: (i) none of the rights and obligations created by this Agreement are waived or released; and (ii) Denbury retains all rights and obligations under the PSA, Conveyance, the 2006 UOA, and the 1952 UOA except to the extent such rights and obligations were modified or released pursuant to this Agreement, including specifically the Claims Released by Denbury in paragraph 17(a), above; provided that, and notwithstanding anything to the contrary contained herein, Denbury retains the rights and obligations specifically retained in paragraph 12.
18.    Release by Evolution.
a.    Evolution releases and discharges Denbury, together with all of Denbury’s past, present and future direct and indirect parents, owners, subsidiaries, affiliates, divisions, and related entities, and any of those entities’ past, present and future employees, officers, directors, shareholders, fiduciaries, agents, insurance carriers, predecessors, successors, assigns, executors, administrators, and legal representatives (collectively, the “Released Denbury Parties”) from any and all claims, causes of action, complaints, liabilities, and theories of recovery of whatever nature, whether known or unknown, and whether recognized by the law or equity of any jurisdiction from any and all claims, causes of action, complaints, liabilities, and theories of recovery of whatever nature, against any of the Released Denbury Parties, whether known or unknown, whether recognized by the law or equity of any jurisdiction, and whether for direct, consequential, or special damages, losses, costs, expenses, specific performance, or equitable relief arising from and relating to the pending disputes concerning the Facility Usage Fee, P&A Costs, the June 2013 Environmental Incident, Environmental Remediation Costs, Flowline Costs, Electricity Costs, the NRI Dispute, the AMI Dispute and/or the Pref Right Dispute, as defined above, and any other matter whatsoever to the extent that it is based on acts or omissions that have occurred prior to the Effective Date (collectively, “Claims Released by Evolution”), except as set forth in paragraph 18(c).

b.    Evolution agrees not to bring, join, or accept relief from any lawsuit in which Evolution asserts any of the Claims Released by Evolution against any of the Released Denbury Parties in any court or other forum, except that Evolution may file suit solely as necessary to protect its rights under this Agreement.
c.    Exclusions from the Release. Notwithstanding paragraph 18(a) above: (i) none of the rights and obligations created by this Agreement are waived or released and (ii) Evolution retains all rights and obligations under the PSA, Conveyance, the 2006 UOA, and the 1952 UOA except to the extent such rights and obligations were modified or released pursuant to this Agreement, including specifically the Claims Released by Evolution in paragraph 18(a), above; provided that, and notwithstanding anything to the contrary contained herein, Evolution retains the rights and obligations specifically retained in paragraph 12.
19.    No Admission of Liability. Nothing contained in this Agreement or the settlement among the Parties, or any act performed or document executed pursuant to or in furtherance of this Agreement or such settlement, is, may be deemed, may be used as, or shall be construed as an admission by any of the Parties of wrongdoing, fault, or liability of any kind with respect thereto, and all such liability is expressly denied.
20.    Representations and Warranties. The Parties represent and warrant as follows:
a.    Each Party hereto represents and warrants that it has entered into and executed this Agreement voluntarily, knowingly, and with the benefit of advice of legal counsel of its choosing.
b.    Each Party hereto represents and warrants that it has not relied upon the representation of any person in entering into this Agreement but has entered into this Agreement based on its own knowledge and investigation of the facts. In executing this Agreement, no Party did rely or has relied upon any representation or statement made by any other Party, or by any agents, representatives, or attorneys of any other Party, with regard to the subject matter, basis, or effect of this Agreement.
c.    Evolution represents and warrants that it has not sold, transferred, pledged, or assigned to any other person or entity all or any portion of the Claims Released by Evolution (or any claim that would be released by this Agreement but for such a sale, transfer, pledge, or assignment) or any rights or entitlements with respect thereto, and that the execution and delivery of this Agreement does not violate or conflict with the terms of any contract, agreement, or other instrument.
d.    Denbury represents and warrants that it has not sold, transferred, pledged, or assigned to any other person or entity all or any portion of the Claims Released by Denbury (or any claim that would be released by this Agreement but for such a sale, transfer, pledge, or assignment) or any rights or entitlements with respect thereto, and that the execution and delivery of this Agreement does not violate or conflict with the terms of any contract, agreement, or other instrument.
e.    Each Party represents that it has full authority and approval to execute and perform this Agreement.
21.    Waiver of Breach. The failure by any Party to insist upon the performance of any one or more terms, covenants, or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.
22.    Severability. Should any court of competent jurisdiction declare any provision of this Agreement to be illegal. invalid, or unenforceable, the offending provision shall be stricken, and all remaining provisions shall remain in full force and effect.
23.    Interpretation. Each of the Parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the Parties hereto, and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.
24.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective parents, subsidiaries, agents, officers, directors, employees, representatives, successors, heirs, assigns, attorneys, and insurers. The signatories to this Agreement represent and warrant that they have the authority to execute this Agreement on behalf of the Parties that they purport to represent.
25.    Execution. This Agreement may be executed in counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the Parties may execute this Agreement by signing any such counterpart signature page or such counterpart. Electronic copies of signature pages shall be deemed valid.
26.    Texas Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of law principles. Each Party submits to the jurisdiction of any courts of the State of Texas in the County of Harris, or of the United States District Court for the Southern District of Texas (Houston Division). Each Party hereby (a) irrevocably waives any objection that it may now or hereafter have to the laying of venue in the courts referred to in this paragraph, (b) irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought therein has been brought in an inconvenient forum, and (c) irrevocably waives right to a trial by jury in any action, proceeding, or counterclaim arising out of, relating to, or in connection with this Agreement or performance hereunder.

27.    Timing. Time is of the essence with respect to the dates and times set forth in this Agreement.
The Parties hereto represent and declare that they have carefully read this Agreement and know the contents thereof, and that they sign the same freely, voluntarily, and wholly without duress or any coercion whatsoever.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.
DENBURY ONSHORE, LLC

By:	/s/ James S. Matthews

James S. Matthews

Senior Vice President and General Counsel
DENBURY RESOURCES INC.

By:	/s/ James S. Matthews

James S. Matthews

Senior Vice President and General Counsel
EVOLUTION PETROLEUM CORPORATION

By:	/s/ Randall D. Keys

Randall D. Keys

President and CEO
NGS SUB CORP.

By:	/s/ Randall D. Keys

Randall D. Keys

President and CEO
TERTIAIRE RESOURCES COMPANY

By:	/s/ Randall D. Keys

Randall D. Keys

President and CEO

SIGNATURE PAGE
TO SETTLEMENT AGREEMENT

EXHIBIT A
[to be attached]

EXHIBIT A
TO SETTLEMENT AGREEMENT

CONVEYANCE, ASSIGNMENT, BILL OF SALE

STATE OF LOUISIANA	§
PARISHES OF FRANKLIN, MADISON	§
AND RICHLAND	§
KNOW ALL MEN BY THESE PRESENTS:
This Conveyance, Assignment, Bill of Sale and Stipulation of Interests (this “Conveyance”) is dated as of June 24, 2016 but effective as of July 1, 2016 (the “Effective Date”) by and between DENBURY ONSHORE, LLC, a Delaware limited liability company, whose address is 5320 Legacy Drive, Plano, Texas 75024 (“Assignor”), and TERTIAIRE RESOURCES COMPANY, a Texas corporation, whose address is 2500 CityWest Blvd, Suite 1300, Houston, Texas 77042 (“Assignee”). Assignor and Assignee are hereinafter collectively referred to as the “Parties,” and individually as a “Party.”
I. CONVEYANCE
Upon the terms and conditions of the Settlement Agreement, as defined below, for One Hundred Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, TRANSFERS and DELIVERS unto Assignee, an undivided twenty five percent (25%) of all of the right, title and interest, whether present, contingent, or reversionary, acquired by Assignor through the following conveyances:

1)
That certain Conveyance, Assignment and Bill of Sale dated effective November 19, 2014 by and between GEF SPV Limited, as Assignor, and Denbury Onshore, LLC, as Assignee, recorded in Book 508, under File No. 366046 of the conveyance records of Richland Parish, Louisiana; and

2)
That certain Conveyance, Assignment and Bill of Sale dated effective November 19, 2014 by and between GEF SPV Limited, as Assignor, and Denbury Onshore, LLC, as Assignee, recorded in Book 426, Page 117, under File No. 357820 of the conveyance records of Franklin Parish, Louisiana; and

3)
That certain Conveyance, Assignment and Bill of Sale dated effective November 19, 2014 by and between GEF SPV Limited, as Assignor, and Denbury Onshore, LLC, as Assignee, recorded in Book 338, Page 9, under File No. 133834 of the conveyance records of Madison Parish, Louisiana;

hereinafter, the “Assets.”

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, subject to, however, all the terms of and conditions of this Conveyance and the Settlement Agreement.
II. WARRANTIES AND WAIVERS
THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF TITLE, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND WITHOUT RECOURSE, EVEN AS TO THE RETURN OF CONSIDERATION, EXCEPT THAT ASSIGNOR WARRANTS TITLE TO THE ASSETS AGAINST ALL CLAIMS, LIENS, BURDENS AND ENCUMBRANCES ARISING BY, THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE AND NOT WITH RESPECT TO ANY IMPAIRMENT OR FAILURE OF TITLE RELATED TO ANY LACK OF PRODUCTION IN PAYING QUANTITIES. THIS CONVEYANCE, ASSIGNMENT AND BILL OF SALE SHALL BE MADE WITH FULL SUBSTITUTION AND SUBROGATION TO ASSIGNEE IN AND TO ALL COVENANTS AND WARRANTIES BY OTHERS HERETOFORE GIVEN OR MADE TO ASSIGNOR WITH RESPECT TO THE ASSETS.
THE EXPRESS REPRESENTATIONS AND WARRANTIES OF ASSIGNOR CONTAINED IN THIS CONVEYANCE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES, IF ANY, OF OIL, GAS OR OTHER HYDROCARBONS IN OR UNDER THE ASSETS, OR THE ENVIRONMENTAL CONDITION OF THE ASSETS. THE ITEMS OF PERSONAL PROPERTY, EQUIPMENT, IMPROVEMENTS, FIXTURES AND APPURTENANCES CONVEYED AS PART OF THE ASSETS ARE SOLD HEREUNDER “AS IS, WHERE IS, AND WITH ALL FAULTS” AND EXCEPT TO THE EXTENT THAT THOSE FAULTS ARE CAUSED BY, THROUGH OR UNDER ASSIGNOR: (i) NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, ARE GIVEN BY OR ON BEHALF OF ASSIGNOR; (ii) ASSIGNEE ACCEPTS SAME IN ITS “AS IS, WHERE IS AND WITH ALL FAULTS” CONDITION; (iii) ASSIGNEE HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, OR CONFORMITY TO SAMPLES.
EXCEPT TO THE EXTENT THAT ASSIGNEE’S RIGHTS ARISE BY, THROUGH OR UNDER ASSIGNOR, ASSIGNEE EXPRESSLY WAIVES THE WARRANTY OF FITNESS FOR INTENDED PURPOSES OR GUARANTEE AGAINST HIDDEN OR

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LATENT REDHIBITORY VICES UNDER LOUISIANA LAW, INCLUDING LOUISIANA CIVIL CODE ARTICLES 2520 (1870) THROUGH 2548 (1870), AND THE WARRANTY IMPOSED BY LOUISIANA CIVIL CODE ARTICLE 2475; ASSIGNEE WAIVES ALL RIGHTS IN REDHIBITION PURSUANT TO LOUISIANA CIVIL CODE ARTICLE 2520, ET SEQ; ASSIGNEE ACKNOWLEDGES THAT THIS EXPRESS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS SALE AND THE CONSIDERATION THEREOF; AND ASSIGNEE ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF ASSIGNEE AND EXPLAINED IN DETAIL AND THAT ASSIGNEE HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OF WARRANTY OF FITNESS AND/OR WARRANTY AGAINST REDHIBITORY VICES AND DEFECTS FOR THE ABOVE DESCRIBED PROPERTY.
III. MISCELLANEOUS PROVISIONS
Assignor and Assignee agree, when requested, to take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Conveyance. So long as authorized by applicable law so to do, (i) Assignor agrees to execute, acknowledge and deliver to Assignee all such other additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively convey and assign to Assignee the Assets conveyed hereby or intended so to be conveyed; and (ii) Assignee agrees to execute, acknowledge and deliver to Assignor all such other additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively evidence Assignor’s rights in and to the Assets.
If any provision of this Conveyance is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable, and if it cannot be so modified, it shall be deemed deleted and the remainder of the Conveyance shall continue and remain in full force and effect.
All the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Conveyance shall be covenants running with the land and shall inure to the benefit of and be binding upon, and shall be enforceable by, the parties hereto and their respective successors and assigns. Any subsequent transfer of all or any part of the Assets conveyed and assigned herein shall be made expressly subject to the terms and provisions of this Conveyance.
This Conveyance is made subject to that certain Settlement Agreement dated effective as of June 24, 2016 by and between the Parties and all terms and conditions of said Settlement Agreement are incorporated herein by reference to the same extent and with the same effect as if copied in full herein. In the event of a conflict between the terms and conditions of this Conveyance and the said Settlement Agreement, the Settlement Agreement shall govern and control.

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IN WITNESS WHEREOF, the undersigned has executed this instrument on the date of the acknowledgment annexed hereto, but effective as of the above-stated Effective Date.

ASSIGNOR: DENBURY ONSHORE, LLC By: _________________ James S. Matthews SVP and General Counsel
WITNESSES:	ASSIGNEE: TERTIAIRE RESOURCES COMPANY By: ___________________ Randall D. Keys President and CEO

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STATE OF TEXAS,
COUNTY OF COLLIN
On this ___ day of June, 2016, before me personally came and appeared James S. Matthews, to me personally known, who, being by me duly sworn, did say that he is the Senior Vice President and General Counsel of DENBURY ONSHORE, LLC, a Delaware limited liability company, that he signed the foregoing instrument on behalf of said limited liability company and as the free act and deed of said limited liability company.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public in and for the State of Texas
STATE OF TEXAS,
COUNTY OF HARRIS
On this ___ day of June, 2016, before me personally appeared Randall D. Keys, to me personally known, who, being by me duly sworn, did say that he is the President and Chief Executive Officer of TERTIAIRE RESOURCES COMPANY, a Texas corporation, and that the foregoing instrument was signed and delivered on behalf of the corporation by authority of its Board of Directors and that he acknowledged the instrument to be the free act and deed of said corporation.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public in and for the State of Texas

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EXHIBIT B
[to be attached]

EXHIBIT B
TO SETTLEMENT AGREEMENT

AMENDMENT TO UNIT OPERATING AGREEMENT
THIS AMENDMENT TO UNIT OPERATING AGREEMENT (this “Amendment”) is made and entered into effective as of June 24, 2016, by and between Denbury Onshore, LLC (“Denbury”) and NGS Sub Corp. (“NGS”) and its assignee, Tertiaire Resources Company (“TRC”), both wholly-owned subsidiaries of Evolution Petroleum Corporation (“EPM,” and collectively with NGS and TRC, “Evolution”). Denbury, NGS, TRC, EPM, and Evolution, either individually or together as the context requires, may each be referred to herein as a “Party” and together as the “Parties.”
RECITALS
A.    Denbury and TRC, as assignee of NGS, are parties to that certain Unit Operating Agreement entered into as of June 1, 2006 governing the rights and duties of the parties thereto concerning the operation of the Delhi Holt-Bryant Unit (the “2006 UOA”).
B.    The Parties desire to amend the 2006 UOA as set forth herein.
AGREEMENT:
The Parties, in consideration of the premises and of the mutual representations, warranties, covenants and agreements set forth herein and intending to be bound, agree that the 2006 UOA shall be amended as set forth below:
1.    Definitions.
(i)    “Delhi Unit” shall have the meaning given to that term in the agreement entitled “Unitization Agreement, Unitized Zone, Delhi - West Delhi Field, Richland, Franklin, and Madison Parishes, Louisiana,” dated as of July 1, 1952, which was entered into by Sun Oil Company and C. H. Murphy, Jr., and which was recorded with the Clerks of Court, State of Louisiana, in the Parish of Richland, in COB 152, File No. 151269, in the Parish of Franklin in Notarial Book 81, File No. 25742, and in Madison Parish in Oil and Gas Book C, File No. 7201, beginning at Page 543.
(ii)    All other capitalized terms used in this Amendment but not defined in this Amendment shall have the meaning given such terms in the 2006 UOA (if any).
2.    All Depths within the Delhi Unit. Notwithstanding anything to the contrary contained in the 2006 UOA, from and after the date hereof, the 2006 UOA and the terms thereof shall be amended such that the 2006 UOA shall apply to all depths within the Delhi Unit, including the Mengel interval of the Delhi Unit (the “Mengel Interval”). All references in the 2006 UOA to the

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“Delhi Holt-Bryant Unit” shall be applicable to all depths within the Delhi Unit, including the Mengel Interval.
3.    Acquisition of Certain Mengel Interval Interests. Notwithstanding anything to the contrary contained in the 2006 UOA, from and after the date hereof, either Denbury or TRC may acquire additional working interests in the Mengel Interval (such interests, the “Additional Mengel Interval Interests”) from one or more third parties with the goal of having uniform working interest ownership in the Delhi Holt-Bryant Unit and the Mengel Interval. In the event either Party identifies and initiates efforts to acquire any Additional Mengel Interval Interests after the date hereof, it shall notify the other Party in writing. In the event that such Party acquires any Additional Mengel Interval Interests so identified, it will provide the other Party with written notice of such acquisition (a “Mengel Interval Acquisition Notice”), which notice will describe the Additional Mengel Interval Interests acquired and will contain a description of all Acquisition Costs (as defined below) incurred in connection with the acquisition of such Additional Mengel Interval Interests. Within thirty (30) days following the receipt of any Mengel Interval Acquisition Notice, such Party shall deliver to the acquiring Party an amount in cash equal to its proportionate working interest share of all Acquisition Costs incurred with respect to the acquisition of such Additional Mengel Interval Interests. Immediately thereafter, (X) the acquiring Party shall assign, transfer and convey to the other Party its proportionate working interest of all of such Party’s right, title and interest in and to the Additional Mengel Interval Interests (such undivided right, title and interest, the “Acquired Interests”) to the other Party without any representation or warranty, but with an assignment of any representations and warranties received by the acquiring Party with respect thereto, and free and clear of all liens, security interests and other similar encumbrances created by, through and under the acquiring Party, other than those existing prior to such acquisition or which are created in favor of a person (other than the acquiring Party) as a condition to such acquisition, and (Y) the recipient of such interest shall assume all obligations disclosed by the acquiring Party with respect to the Acquired Interests required to be undertaken by the acquiring Party in connection with the underlying acquisition of the Additional Mengel Interval Interests. For purposes of this Section 3, “Acquisition Costs” shall mean, with respect to the acquisition of any Additional Mengel Interval Interests, all (A) consideration paid to or for the benefit of the third party in connection with the acquisition of such Additional Mengel Interval Interests, (B) reasonable transaction expenses incurred in connection with the acquisition of such Additional Mengel Interval Interests, including recording fees, taxes, attorney’s fees, brokers fees, title examination fees and other due diligence costs, and (C) if such Additional Mengel Interval Interests include a portion of an oil and gas lease acquired in a federal or state lease sale, the share of any bonus paid for such lease based on that portion of the surface acreage of such lease shall be included in the Additional Mengel Interval Interests.
4.    Transportation Fee for CO2 Deliveries. Notwithstanding anything to the contrary contained in Section 12.1 of the 2006 UOA, the Parties agree that Evolution will pay Denbury a

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transportation fee for CO2 transported to the Delhi Holt-Bryant Unit through all of the CO2 pipelines upstream of the Delhi Holt-Bryant Unit CO2 purchase meter, including the trunk pipeline and the lateral pipeline to the meter which is located upstream of the CO2 recycle plant, in amounts calculated and as set forth on Exhibit A attached hereto.
5.    Certain Costs. Notwithstanding anything to the contrary contained in the 2006 UOA, the Parties agree that, as of the date hereof, the working interest owners in the Delhi Unit own all CO2 piping downstream of the Delhi Holt-Bryant Unit CO2 purchase meter to the CO2 recycling plant and all Delhi Holt-Bryant Unit CO2 infrastructure piping, including piping to the Unit test sites, and to and from the Unit’s CO2 recycle plant (collectively, the “Downstream Pipelines”). The Parties agree that, as of the date hereof, the cost of operating and maintaining the Downstream Pipelines shall be proportionately borne by the working interest owners in accordance with their working interest ownership in the Delhi Holt-Bryant Unit.
6.    CO2 Recycling Facility. The Parties agree that following Reversion TRC owns an interest in the CO2 Recycling Facility, including all related real property (the “Facility”) equal to its working interest percentage in the Delhi Holt-Bryant Unit. Except for costs incurred prior to Reversion, TRC will pay its proportionate working interest share of all operating and capital costs attributable to the Facility in proportion to its working interest percentage in the Delhi Unit. TRC specifically disclaims its rights to any beneficial interest in the Facility Usage Fee attributable to other working interest owners in the Delhi Unit.
7.    Ratification. Except as amended by this Amendment, all the terms and provisions of the 2006 UOA are hereby ratified and affirmed in all respects.
8.    Counterparts. This Amendment may be executed in one or more counterparts, including faxed or electronic counterparts, all of which will be considered one and the same agreement, and shall become effective when one or more counterparts hereof have been signed by each of the Parties and delivered.
9.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles thereof relating to conflicts of laws.
[Signature page follows.]

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IN WITNESS WHEREOF, this Amendment has been signed by and on behalf of each of the Parties on the date set forth above.
DENBURY:
DENBURY ONSHORE, LLC

By:	/s/ James S. Matthews

James S. Matthews

Senior Vice President and General Counsel
EVOLUTION PETROLEUM CORPORATION

By:	/s/ Randall D. Keys

Randall D. Keys

President and Chief Executive Officer
NGS SUB CORP.

By:	/s/ Randall D. Keys

Randall D. Keys

President and Chief Executive Officer
TERTIAIRE RESOURCES COMPANY

By:	/s/ Randall D. Keys

Randall D. Keys

President and Chief Executive Officer

Signature page to Amendment to Unit Operating Agreement

EXHIBIT C
[to be attached]

EXHIBIT C
TO SETTLEMENT AGREEMENT

CAUSE NO. 2013-74863

NGS SUB CORP., EVOLUTION PETROLEUM CORPORATION, AND TERTIAIRE RESOURCES COMPANY, Plaintiffs,	IN THE DISTRICT COURT OF HARRIS COUNTY, TEXAS
v. DENBURY ONSHORE, LLC, AND DENBURY RESOURCES INC., Defendants.	133RD JUDICIAL DISTRICT
JOINT AGREED MOTION TO DISMISS ALL CLAIMS WITH PREJUDICE
Defendants Denbury Onshore, LLC and Denbury Resources Inc. and Plaintiffs NGS Sub Corp., Evolution Petroleum Corporation, and Tertiaire Resources Company (collectively, the “Parties”) request dismissal of this lawsuit with prejudice pursuant to the Joint Agreed Order of Dismissal approved by the parties’ respective counsel of record, and would respectfully show the Court as follows:
I.
The Parties have amicably resolved the dispute between them and request that this Court dismiss all claims which were asserted or which could have been asserted in the above-captioned lawsuit with prejudice. All costs will be borne by the party incurring same. A proposed Order is attached for the convenience of the Court.

JOINT AGREED MOTION TO DISMISS ALL CLAIMS WITH PREJUDICE - PAGE 1

Respectfully submitted,
James R. Leahy State Bar No. 12089500 GREENBERG TRAURIG, LLP 1000 Louisiana, Suite 1700 Houston, TX 77002 Telephone: (713) 374-3500 Facsimile: (713) 374-3505 E-Mail: leahy.j@gtlaw.com
Matthew R. Stammel
State Bar No. 24010419
Robert P. Ritchie
State Bar No. 24079213 VINSON & ELKINS L.L.P. 2001 Ross Avenue, Suite 3700
Dallas, TX 75201-2975
Telephone: (214) 220-7700
Facsimile: (214) 220-7716
E-Mail: mstammel@velaw.com
E-Mail: rritchie@velaw.com

Chris Verducci
State Bar No. 24051470
LOCKE LORD LLP
2800 JP Morgan Chase Tower
600 Travis Street
Houston, TX 77002
Telephone: (713) 226-1200
Facsimile: (713) 223-3717
E-Mail: cverducci@lockelord.com
E-Mail: acastro@lockelord.com
Attorneys for Defendants
Attorneys for Plaintiffs
CERTIFICATE OF SERVICE
I hereby certify that on the ___th day of June, 2016, a true and correct copy of the foregoing document was served on all counsel of record using the Court’s Electronic Case File system in accordance with Rule 21a, TEX. R. CIV. P.

Matthew R. Stammel

JOINT AGREED MOTION TO DISMISS ALL CLAIMS WITH PREJUDICE - PAGE 2

EXHIBIT D
[to be attached]

EXHIBIT D
TO SETTLEMENT AGREEMENT

CAUSE NO. 2013-74863

NGS SUB CORP., EVOLUTION PETROLEUM CORPORATION, AND TERTIAIRE RESOURCES COMPANY, Plaintiffs,	IN THE DISTRICT COURT OF HARRIS COUNTY, TEXAS
v. DENBURY ONSHORE, LLC, AND DENBURY RESOURCES INC., Defendants.	133RD JUDICIAL DISTRICT
JOINT AGREED ORDER OF DISMISSAL
Came for consideration the Joint Agreed Motion for Dismissal with Prejudice requesting that all claims in this case be dismissed with prejudice. The Court, having reviewed the pleadings on file and considered the Motion, is of the opinion that the Motion should be granted in all respects.
It is therefore ORDERED that the Motion is GRANTED and that all claims which were asserted or which could have been asserted in the above-captioned case are DISMISSED with prejudice. Each party shall bear its own costs.
DATED ____ day of ____________ 2016.

PRESIDING JUDGE